August 13, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: SteelCloud, Inc.
File No. 0-24015

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SteelCloud, Inc. dated August 9, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP